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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Coca-Cola Enterprises Inc. for the registration of 24,999,996 shares of its common stock and to the incorporation by reference therein of our reports dated
January 22, 2001, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


July 27, 2001
Atlanta, Georgia